UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bridger Aerospace Group Holdings, Inc. (the “Company”) announced the following change to the Board of Directors of the Company (the “Board”):

On April 14, 2025, the Company’s Board of Directors, pursuant to a Board resolution, established the size of the Board at 9 directors, and elected Meghan Pasricha, age 39, to serve as a Class III director until the 2025 Annual Meeting of Stockholders. There is no arrangement or understanding between Ms. Pasricha and any other person pursuant to which Ms. Pasricha was appointed as a director. At this time, the Company is not aware of any transactions with Ms. Pasricha that would require disclosure under Item 404(a) of Regulation S-K. Ms. Pasricha will receive compensation for her Board service consistent with compensation received by the Company’s other non-employee directors (which is described in the Company’s 2024 Proxy Statement).

Pasricha currently serves as a Partner at Galvanize Climate Solutions, a global asset management firm, delivering performance-driven investment strategies focused on the business of decarbonization. Before joining Galvanize, Pasricha was a Managing Director at Riverstone Holdings, a global private markets asset management firm dedicated to real assets investing primarily in energy, power and infrastructure. With nearly 10 years of direct lending experience at Riverstone, Pasricha sourced, structured, and led financing solutions to asset-backed energy companies. She also served as President of a water solutions company. Prior to Riverstone, Pasricha was a private equity investor at The Carlyle Group, and she began her career at UBS Investment Bank. Pasricha is the Co-Founder of Women in Climate Investing & Finance (“WICIF”). Beyond her work in finance, she is the Co-Founder and CEO of a nonprofit focused on youth leadership and community service. Pasricha graduated from Harvard College, magna cum laude, and earned her MBA from Harvard Business School.

Item 7.01	Regulation FD Disclosure.

On April 15, 2025, the Registrant issued a press release titled “Bridger Aerospace Strengthens Board with the Addition of Meghan Pasricha as Independent Director,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 15, 2025 titled “Bridger Aerospace Strengthens Board with the Addition of Meghan Pasricha as Independent Director.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: April 15, 2025	By:	/s/ James Muchmore
James Muchmore Chief Legal Officer and Executive Vice President

3